UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 11, 2007
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 440 South LaSalle Street – Suite 3300 Chicago, Illinois 60605-1028 (312) 394-4321
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On April 11, 2007, Commonwealth Edison Company (ComEd) will participate in a series of meetings with individual Commissioners from the Illinois Commerce Commission and will reaffirm its adjusted (non-GAAP) operating earnings guidance ranges for 2007. Attached as Exhibit 99.1 to this Current Report on Form 8-K are the slides to be used during the series of meetings.
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Forward-Looking Statements
Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by ComEd include those factors discussed herein, as well as (a) the items discussed with respect to ComEd in its 2006 Annual Report on Form 10-K—ITEM 1A. Risk Factors, its 2006 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and its 2006 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Note 18, and (b) other factors discussed in filings with the SEC by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Presentation Slides

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald

Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
April 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation Slides